                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS







                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in Amendment No. 1 to the Registration Statement of Merritt Ventures Corp. on Form SB-2 of our Auditors' Report, dated February 12, 2002, on the balance sheet of Merritt Ventures Corp. as at December 31, 2001 and the related statements of loss, cash flows, and stockholders' equity for the period from inception on February 20, 2001 to December 31, 2001.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver,  Canada                               /s/  Morgan  &  Company

August  30,  2002                                     Chartered  Accountants




Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        INTERNATIONAL                  Vancouver, B.C. V7Y 1A1